UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2017

INVENT Ventures, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)

814-00720	20-5655532
(Commission File Number)	(IRS Employer Identification No.)

1930 Ocean Avenue, #305 Santa Monica, CA 90405
(Address of principal executive offices) (Zip Code)

(310) 930-2852
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director and Chief Executive Officer – Bryce Knight

Effective April 10, 2017, the Board of Directors of Invent Ventures, Inc. accepted the resignation of Bryce Knight from his position as Chairman of the Board of Directors and as the Chief Executive Officer of the corporation, including principal executive officer and principal financial officer.

Mr. Knight’s resignation was not related to any matter relating to the Registrant’s operations, policies or practices. The Company has identified a replacement for Mr. Knight and appreciates the time he served on the Board and as our Chief Executive Officer.

Appointment of Director & Chief Executive Officer – Tim Symington

Effective April 10, 2017, the Board of Directors of Invent Ventures, Inc. appointed Tim Symington to the Board of Directors and as Chief Executive Officer, including principal executive officer and principal financial officer. Mr. Symington will serve on the board until the next annual shareholders meeting.

Mr. Symington was a former executive of Invent and looks forward to returning to the Company.  He brings a vast array of experience in both public and private companies.  Mr. Symington is the founder of multiple award-winning venture-backed technology startups and has three successful exits including his 2010 sale of Clowd, Inc. to Invent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENT VENTURES, INC.

Date:  April 11, 2017

/s/ Tim Symington

Tim Symington

Chief Executive Officer